EXHIBIT 12.1
                                                                    ------------



                    WILLIAMS SCOTSMAN, INC. AND SUBSIDIARIES

               Computation of Ration of Earnings to Fixed Charges

                                                                                           SIX MONTHS ENDED
                                                 YEAR ENDED DECEMBER 31                         JUNE 30
                                      --------------------------------------------    --------------------------------
                                          1998        1999        2000        2001        2002        2002        2003
                                      --------    --------    --------    --------    --------    --------    --------
                                                         (Dollars in thousands)
Earnings:
   Earnings from continuing
   operations before income
   taxes and extraordinary
   item                               $ 12,559    $ 32,020    $ 31,076    $ 40,271    $ 23,392    $ 11,082    $  1,491

Fixed charges from below              $ 67,296    $ 86,817    $ 95,140    $ 89,316    $ 89,465    $ 44,622    $ 43,048
                                      --------    --------    --------    --------    --------    --------    --------
   Total earnings                     $ 79,855    $118,837    $126,216    $129,587    $112,857    $ 55,704    $ 44,539
                                      --------    --------    --------    --------    --------    --------    --------

Fixed Charges:
   Interest                           $ 65,060    $ 83,878    $ 91,860    $ 85,486    $ 85,208    $ 42,532    $ 40,906

Interest component of rent expense:

Total rent expense:                   $  6,708    $  8,817    $  9,839    $11,490,    $ 12,901    $  6,270    $  6,426

Portion considered interest
   expense                                  33%         33%         33%         33%         33%         33%         33%
                                      --------    --------    --------    --------    --------    --------    --------
Interest component                    $  2,236    $  2,939    $  3,280    $  3,830    $  4,257    $  2,090    $  2,142
                                      --------    --------    --------    --------    --------    --------    --------
Total fixed charges                   $ 67,296    $ 86,817    $ 95,140    $ 89,316    $ 89,465    $ 44,622    $ 43,048
                                      --------    --------    --------    --------    --------    --------    --------
Earnings to Fixed Charges                 1.2x        1.4x        1.3x        1.5x        1.3x        1.2x        1.0x
                                      ========    ========    ========    ========    ========    ========    ========